UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 21, 2014

FOSSIL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19848 (Commission File Number)	75-2018505 (IRS Employer Identification No.)

901 S. Central Expressway Richardson, Texas (Address of principal executive offices)	75080 (Zip Code)

Registrant’s telephone number, including area code (972) 234-2525

FOSSIL GROUP, INC.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Fossil Group, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”) on May 21, 2014 to (i) elect eleven directors to the Board to serve for a term of one year or until their respective successors are elected and qualified (“Proposal 1”), (ii) hold an advisory vote on executive compensation (“Proposal 2”), and (iii) ratify the appointment of Deloitte and Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 3, 2015 (“Proposal 3”).  For more information about the foregoing proposals, see the Company’s definitive proxy statement dated April 8, 2014.

The table below shows the final results of the voting at the Annual Meeting:

	Votes in Favor	Votes Cast Against	Abstain	Broker Non- Votes
Proposal 1
Elaine B. Agather	45,347,754	46,069	145,623	1,839,168
Jeffrey N. Boyer	45,154,858	39,064	345,524	1,839,168
William B. Chiasson	45,371,377	42,574	125,494	1,839,169
Kosta N. Kartsotis	44,197,510	1,154,379	187,556	1,839,169
Diane L. Neal	45,314,521	79,311	145,614	1,839,168
Thomas M. Nealon	45,312,510	81,277	145,659	1,839,168
Mark D. Quick	45,149,915	43,816	345,714	1,839,169
Elysia Holt Ragusa	45,055,168	138,637	345,640	1,839,169
Jal S. Shroff	45,119,942	74,023	345,480	1,839,169
James E. Skinner	45,155,359	38,598	345,489	1,839,168
James M. Zimmerman	45,113,322	80,636	345,488	1,839,168

Proposal 2	44,761,027	639,713	138,640	1,839,234

Proposal 3	46,793,631	460,457	124,526	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSSIL GROUP, INC.

Date: May 23, 2014	By:	/s/ Dennis R. Secor
	Name:	Dennis R. Secor
	Title:	Executive Vice President and Chief Financial Officer